Exhibit 10.1

DECEMBER 26, 2011

EQUITY TRANSFER AGREEMENT

In Relation To

SHENZHEN MEDIA INVESTMENT CO.LTD

Among

SHENZHEN NEW MEDIA CONSULTING CO, LTD,

BIN LI

And

FENG YU

(This EQUITY TRANSFER AGREEMENT is an unofficial English translation of its Chinese counterpart for reference only and does not have any legal effectiveness)

Contents

1.	Definition and Interpretation	3
2.	Equity Transfer	5
3.	Transfer Consideration	7
4.	Effectiveness	7
5.	Representations and Warranties	7
6.	Undertakings	8
7.	Expenses	9
8.	Liability for Breach of the Agreement	9
9.	Force Majeure	10
10.	Amendment, Rescission or Termination of the Agreement	10
11.	Governing Law and Dispute Resolution	11
12.	Miscellaneous	12

EQUITY TRANSFER AGREEMENT

This equity transfer agreement (hereinafter referred to as the “Agreement”), dated December 26, 2011, is entered into by and among:

（i）Shenzhen New Media Consulting Co, Ltd (hereinafter referred to as “Party A”), which is a wholly foreign-owned limited liability company incorporated and validly existing under the Laws of the PRC with its registered office located at Jinglian Garden No.111, Jingtian Road, Futian District, Shenzhen City，and its legal representative is Yingsheng Li;

（ii）Bin Li, a PRC citizen whose resident identity card number is 410105196209301615, and his domicile is the7th Building No.9, the Third Courtyard, Jingba Road, Jinshui District, Zhengzhou City.

（iii）Feng Yu, a PRC citizen whose resident identity card number is 640103197112241219, and his domicile is No. 2000, Hubei Road, Luohu District, Shenzhen City, Guangzhou.

(Bin Li and Feng Yu are referred to collectively herein as “Party B”)

Party A, Bin Li and Feng Yu are referred to respectively herein as "Party" and collectively herein as "Parties".

RECITALS

WHEREAS,

A．the registered capital of Shenzhen Media Investment Co. Ltd (hereinafter referred to as the “Target Company”) is RMB36,000,000 and the net asset value of the Target Company is RMB38,915,723.97 according to Parties’ examination and verification of the financial status of the Target Company;

B．Party A owns all the equity of the Target Company. Party A intends to transfer a 100% equity interest of the Target Company(hereinafter referred to as the “Target Equity”) held by Party A to Party B and Party B intends to purchase the Target Equity, i.e. Bin Li intends to purchase 90% equity interest of the Target Company held by Party A and Feng Yu intends to purchase 10% equity interest of the Target Company held by Party A (hereinafter referred to the above transfer and purchase as the “Equity Transfer”) ;

C．Parties have reached a consensus on the Equity Transfer through friendly consultations.

AGREEMENT

Now it is hereby agreed by Parties as follows:

1.	Definition and Interpretation

1.1	In the Agreement, the following expressions shall, except where the context otherwise stipulates, have the following meanings:

“Equity” means shareholder rights, including but not limited to beneficiary rights to a company’s assets, decision-making rights regarding material matters and election of managerial personnel of a company, which are conferred by relevant laws and articles of association of a company by virtue of obtaining shareholder qualification through subscription and payment of the registered capital of the company;

“Target Company” means Shenzhen Media Investment Co. Ltd;

“Articles of Association of the Target Company” means the articles of association of the Target Company adopted after the Equity Transfer;

“Target Equity”, the definition of which shall be referred to the item B of the Recitals of the Agreement;

“Equity Transfer”, the definition of which shall be referred to the term B of the Recitals of the Agreement;

“Transfer Consideration” means the consideration paid to Party A by Party B for purchasing the Target Equity;

“Business Day” means a day when banks in PRC are usually open for business, including any temporary working days of Saturday or Sunday ("days off as working days") announced by the Chinese government, but excluding legal holidays and Saturday or Sunday other than days off as working days;

“PRC” means the People’s Republic of China, but solely for the purposes of the Agreement, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and the islands of Taiwan.

“RMB” means Renminbi, the lawful currency of the PRC;

“Laws of the PRC” means Chinese laws, regulations, rules, and notices, orders, decisions or other publicity documents issued by legislative, administrative or judicial authorities in the PRC which are applicable for either party to the Agreement or the subject matter of the Agreement.

1.2	Unless context otherwise required,

i.
references to any laws, regulations, statutory provisions or regulative documents shall be construed as references to the same as amended, varied, modified, consolidated or re-enacted from time to time;

ii.	“company” should be understood to include any company, corporation or other corporate legal persons been set up in any form and in any place;

iii.
“person” should be understood to include any person, firm, government agency or any State or any joint venture, association or partnership (no matter whether the above “person” has a separate legal personality or not);

iv.	references to any PRC government agencies or departments in the Agreement shall be construed as including national, provincial, municipal and other levels of government agencies or departments;

v.	references to any government ministries, bureaux, departments or commissions in the Agreement shall be construed as including all successor entities thereto;

vi.
titles contained in the Agreement are set only for reference and do not constitute the part of the Agreement, and shall not limit, alter, expand or otherwise affect the interpretation of any provisions of the Agreement; and

vii.	references to one party of the Agreement or any other contracts, agreements or documents shall be construed as including such party’s successors and permitted assignee.

2.	Equity Transfer

2.1
Parties agree that, pursuant to the terms and conditions of the Agreement, Party A agrees to sell the Target Equity to Party B and Party B agrees to purchase the Target Equity, i.e. Bin Li agrees to purchase 90% equity interest of the Target Company held by Party A and Feng Yu agrees to purchase 10% equity interest of the Target Company held by Party A.

2.2
Parties agree that, since the date of the Agreement’s entry into force, Party B shall enjoy all the rights and interests in relation to the Target Equity as the Target Company’s shareholder, excluding the beneficiary rights to the Target Equity, and Party B shall undertake legal obligations of the Target Equity, and meanwhile Party A will no longer enjoy such rights, interests or undertake such legal obligations. Parties agree that Party B shall enjoy the beneficiary rights to the Target Equity since 00:00Am on 1st January, 2012, Beijing Time and obtain all profits of the Target Company generated after 00:00Am on 1st January, 2012, Beijing Time. Parties agree that all profits of the Target Company generated prior to 00:00Am on 1st January, 2012, Beijing Time shall belong to Party A and the Party A is entitled to obtain such profits.

2.3
Parties agree that, except otherwise agreed in the Agreement, since the date of the Agreement’s entry into force, Party B shall be responsible for the management of the Target Company, Party B is entitled to amend or re-enact the Articles of Association of the Target Company and enforce all shareholder rights stipulated in the Articles of Association of the Target Company and Party B has the right to make decisions on the Target Company’s the management principle and investments plan and elect or replace directors, supervisors of the Target Company, and meanwhile Party A will no longer participate in the management of the Target Company in any form.

2.4
Parties agree that, except the matters which are clearly, adequately, completely and accurately disclosed without any omissions or misleading representations in writing by Party A before executing the Agreement and which are expressly acknowledged and agreed by Party B in writing in the Agreement or after executing the Agreement, Party B has no obligation to assume or undertake any other undertakings, obligations or restrictive conditions in relation to the Target Equity that are made or caused by Party A prior to executing the Agreement, no matter whether the obligee of such undertakings, obligations or restrictive conditions is Target Company, other investors or any other persons or institutions. Party A shall assume or undertake by itself such undertakings, obligations or restrictive conditions, which are not expressly acknowledged and agreed by Party B, and promptly and fully compensate Party B for any costs, expenses or disbursement caused thereof.

3.	Transfer Consideration

3.1
Parties confirm that the net asset value of the Target Company is RMB38,915,723.97 according to Parties’ examination and verification of the financial status of the Target Company. Parties agree that the Transfer Consideration of the Target Equity shall be RMB38,915,723.97.

3.2
Party B shall pay 100% of the Transfer Consideration (RMB38,915,723.97 ) within one year after the Agreement’s entry into force, i.e. Bin Li shall pay 90% of the Transfer Consideration (RMB35,024,151.57) to Party A and Feng Yu shall pay 10% of the Transfer Consideration (RMB3,891,572.4) to Party A.

4.	Effectiveness

4.1	The Agreement will enter into force immediately upon the achievement of the following conditions:

i.	Parties execute the Agreement;

ii.	Intern approval for the Equity Transfer by the Target Company is obtained.

5.	Representations and Warranties

i.
Parties have the right and authority to conclude, execute, deliver and perform the Agreement and any other documents required for the performance of the Agreement. The Agreement and any other documents required for the performance of the Agreement shall constitute legal, valid, blinding and enforceable agreements for Parties upon their entry into force;

ii.
As of the date of execution of the Agreement, except those which are disclosed to Party B by Party A on the date of execution of the Agreement, Party A has a flawless ownership on the Target Equity without any mortgage, pledge, security interest, lien or third person’s rights or any restrictions imposed thereof;

iii.
No misrepresentations, omissions or misleading contents in relation to any material facts or matters exist in any representations and warranties made by Parties in the Agreement or any documents, certificates or materials provided by Parties according to the Agreement.

6.	Undertakings

In addition to the obligations of Parties stipulates in other provisions in the Agreement, Parties make the following undertakings:

6.1
Parties hereby agree to cooperate with each other, and in cases of paying no further consideration, to complete any unfinished work in relation to the transactions under the Agreement as soon as practicable. For this purpose, Parties shall take or cause to take all necessary actions, including (without limitation): (i) completing the procedures for registering the Target Equity in the name of Party B; (ii) signing and delivering all documents and certificates required; and (iii) applying for or obtaining all necessary notifications, permits, approvals, authorization letters, consent forms, files and registrations from any government departments or third parties (it depends) to ensure the full implementation of the terms and provisions of the Agreement. Regarding the resolution of issues or matter which is necessary for the performance of the Agreement and which are not stipulated in the Agreement, Parties shall seek a fair, equitable and appropriate resolution through consultations.

6.2
From the date of execution of the Agreement to the date of completion of formalities required for registering the Target Equity in the name of Party B, if the occurrence of any circumstances, which may have significant adverse effects on the transactions under the Agreement, Target Equity or the assets or the business of the Target Company, is known or should have been known by Party A, Party A is obligated to promptly notify Party B such circumstances in writing. Such circumstances shall include (without limitation) any litigation, arbitration, hearing, investigation or other procedures brought against Party A, or approval or instructions from any government departments, or the loss or damage of any significant assets of the Target Company, any or all of which may have significant adverse effects on the transactions under the Agreement.

7.	Expenses

7.1
All relevant fees or expenses incurred for the performance of the Agreement shall be assumed by either party hereto respectively, including, but not limited to, the cost of engaging intermediary institutions and fees charged by relevant government authorities.

8.	Liability for Breach of the Agreement

8.1
If (i) one Party hereto breached any of its/his obligations or undertakings under the Agreement; or (ii) any representations or warranties made by one Party under the Agreements were inaccurate or misleading, out of goodwill or malevolence, then a breach of the Agreement is constituted by such party.

8.2
In the event that one Party breaches the Agreement, the non-breaching party has the right to require the default party to rectify its performance within 20 Business Days; if the default party failed to rectify its performance within the time limit specified above, the non-breaching party has the right to rescind the Agreement and the default party shall compensate the non-breaching party  for any direct or indirect loss, damage, liability, obligation, expense and disbursement caused by the default party.

9.	Force Majeure

9.1
In the Agreement, “Force Majeure” means an exceptional event or circumstance, which, having arisen, either party could not reasonably have foreseen, avoided or overcome. Force Majeure may include, but is not limited to, exceptional events or circumstances such as earthquake, hurricane, flood, fire disaster, war, strike, rebellion, act of government, change of law or its application, or any other events or circumstances which satisfy the conditions abovementioned or regularly deemed Force Majeure in international business practice.

9.2
If one Party is prevented from performing any of his obligations under the Agreement by the occurrence of Force Majeure as agreed, such obligations shall be automatically suspended during the delay period caused by Force Majeure and such party’s deadline for performance shall be automatically extended for a period equal to the suspension period, and no liability for breach of the Agreement shall be attributed to or assumed by such party.

9.3
The party being affected by Force Majeure shall provide documented evidence notarized by notary organs to other Parties to prove the occurrence of Force Majeure within 10 Business Days after the occurrence of Force Majeure.

9.4	Parties shall seek a fair solution through friendly consultations immediately after the occurrence of Force Majeure, and shall use all reasonable endeavours to minimise the affect of Force Majeure.

10.	Amendment, Rescission or Termination of the Agreement

10.1	Unless otherwise stipulated in the Agreement, the Agreement shall be terminated:

i.	upon the mutual consent on termination in writing of Parties;
ii.	if the purpose of the contract can not be achieved by virtue of Force Majeure;
iii.	if, due to the breach of the Agreement by one Party, the non-breaching party rescinded the Agreement according to Article 8.2; or
iv.	if the Agreement was determined as invalid by a court or other competent departments.

10.2	The performance of the Agreement shall be terminated after the Agreement is terminated according to Article 10.1.

10.3	The termination of the Agreement due to the breach of one Party shall not affect the rights of the non-breaching party to claim damages.

10.4	The Agreement may be amended or supplemented upon the consensus of Parties through consultation. Any amendment or supplement to the Agreement shall be made in writing and signed into effect.

11.	Governing Law and Dispute Resolution

11.1
The execution, performance, interpretation and dispute resolution of, or in connection with, the Agreement shall be governed by and construed in accordance with the laws of the People's Republic of China

11.2
Any disputes arising from the execution or performance of, or in connection with, the contract shall be settled through friendly consultations between Parties. In case no settlement can be reached through consultations, either party may submit the disputes to a competent People's Court to resolve through litigation.

11.3	During the litigation, the contract shall be enforced by Parties except for the matters submitted for litigation.

12.	Miscellaneous

12.1	Any amendment or supplement to the Agreement shall be made in writing and executed by Parties hereto and thereafter constitute a part of the Agreement.

12.2	None of the Parties shall assign, transfer or claim to assign any of its/his rights, benefits, responsibilities or obligations hereunder without the prior written consent of other Parties.

12.3
If, any provision of the Agreement shall be determined to be invalid by a court or other competent departments, it shall be invalid only to the extent of such invalidity on enforceability without affecting the remaining provisions of the Agreement.

12.4
The Agreement constitutes the entire agreement between Parties with respect to the underlying matter of the Agreement. Any prior oral or written representations, guarantees, understandings, intentions, memorandums or agreements between Parties hereto regarding the underlying matter of the Agreement shall be superseded by the Agreement.

12.5
Any notice required or permitted pursuant to the Agreement shall be given in writing in Chinese and shall be given by sending it by courier service or fax to the addresses of either party as set forth above in the Agreement. Where a notice is sent by courier service, the date indicated on the receipt of mail shall be deemed to be the date of service. Where a notice is sent by fax, the date on which a fax send confirmation is received shall be deemed to be the date of service.

12.6	The Agreement shall be executed in three counterparts, each of which shall be deemed an original with the same legal force and all of which together shall be considered one and the same agreement.

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SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties hereto have caused the Agreement to be executed by their legal representative or duly authorized representative on the date first above written.

Party A：Shenzhen New Media Consulting Co, Ltd.

(company seal)

Signature of the legal representative or the authorized representative:

Party B：
Signature:
Bin Li
Signature:
Feng Yu